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                                                                  EXECUTION COPY


                            DEALER MANAGER AGREEMENT





                                                               February 19, 2003



Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209

Ladies and Gentlemen:

         Resource America, Inc., a Delaware corporation (the "Company"), proposes to: (1) offer to exchange (the "Exchange Offer") any and all of the Company's outstanding 12% Senior Notes due 2004 (the "Old Notes") for its 12% Senior Notes due 2008 (the "New Notes") to be issued pursuant to an indenture (the "New Indenture") between the Company, the Guarantors named therein (the "Guarantors") and The Bank of New York, as trustee (the "Trustee") and cash in an amount not to exceed $10.0 million, and (2) engage in a related solicitation of consents (the "Consent Solicitation") from registered holders of the Old Notes to certain proposed amendments (the "Proposed Amendments") to the Indenture, dated as of July 22, 1997 (the "Old Indenture"), between the Company and the Trustee, under which the Old Notes were issued (such Exchange Offer and Consent Solicitation being collectively referred to as the "Transactions"). The New Notes will be fully and unconditionally guaranteed (the "Guarantees") as to payment of principal, interest, premium and liquidated damages, if any, on an unsecured basis, jointly and severally, by each of the Guarantors. The Transactions will be made upon the terms and subject to the conditions set forth in the exchange offer and consent solicitation materials, including: (a) the Registration Statement of the Company on Form S-4 (No. ________) prepared and filed by the Company with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (collectively, the "Securities Act") for the New Notes; (b) the Prospectus (as defined herein) and the appendices thereto and any documents incorporated therein by reference; (c) the Letter of Transmittal and Consent to be used by Holders (as defined herein) to tender Old Notes for exchange and deliver consents to the Proposed Amendments (the "Letter of Transmittal"); (d) the letter to brokers, dealers, commercial banks, trust companies and other nominees (collectively, the "Custodians"); (e) the form of letter from any of the Custodians; (f) the New Indenture; (g) the supplemental



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indenture to the Old Indenture to be executed by the Trustee and the Company
(the "Supplemental Indenture") and (h) any press releases relating to the Transactions in which Bear, Stearns & Co. Inc. ("Bear Stearns") and Friedman, Billings, Ramsey & Co., Inc.("FBR" and, together with Bear Stearns, the "Dealer Managers") are named, in each case of clauses (a) through (h), including any amendment or supplement thereto (collectively the "Transaction Documents"). The Proposed Amendments will be contained in the Supplemental Indenture. The holders of Old Notes are referred to herein as the "Holders." The date on which the Prospectus and Letter of Transmittal are first mailed or otherwise distributed to Holders is hereinafter referred to as the "Commencement Date." Any capitalized term used but not defined in this Agreement shall have the meaning ascribed thereto in the Prospectus.

         As used in this Agreement, the term "Registration Statement" means such registration statement, including exhibits, financial statements and schedules, as amended when it becomes effective. As used in this Agreement, the term "Prospectus" means the prospectus for the Exchange Offer and Consent Solicitation in the form it was first filed with the SEC pursuant to Rule 424(b) under the Securities Act; provided, however, that until such filing (if any) it shall mean the final prospectus included in the Registration Statement; and provided further, however, that if no prospectus is filed on behalf of the Company pursuant to Rule 424(b) or if any other prospectus is used to solicit tenders of the Old Notes and deliveries of Consents prior to the Acceptance Date (as hereinafter defined), the term "Prospectus" shall mean any prospectus used to solicit tenders of Old Notes and deliveries of Consents prior to the Acceptance Date. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-4 under the Securities Act, as of the date of the Registration Statement or Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the "Exchange Act") and so incorporated by reference (such incorporated documents, financial statements and schedules being herein called the "Incorporated Documents").

         The Company hereby confirms its agreement with you as follows:

     1. Transaction Documents. The Company agrees to furnish you at the Company's expense with as many copies as you may reasonably request of the Transaction Documents. The Company agrees to cause a copy of the Prospectus and Letter of Transmittal to be mailed to each Holder of record as of the Commencement Date and each beneficial owner of Old Notes known to the Company as of the Commencement Date. Thereafter, to the extent practicable until the expiration of the Transactions, the Company shall use its best efforts to cause copies of the Prospectus and Letter of Transmittal to be distributed to each person who becomes known to the Company as a Holder of Old Notes or a beneficial owner of Old Notes.

     2. Agreement to Act as Dealer Managers. The Company hereby retains Bear Stearns and FBR, and Bear Stearns and FBR agree to act, as dealer managers and solicitation agents to the Company in connection with the Transactions, until the earlier of (i) the termination by a party of this Agreement in accordance herewith and (ii) the date of the consummation of the Transactions (the "Closing



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Date"). As Dealer Managers, you agree, in accordance with your customary practice, to perform those services in connection with the Transactions as are customarily performed by dealer managers in connection with exchange offers and consent solicitations of like nature, including, but not limited to, soliciting tenders of Old Notes for exchange and consents pursuant to the Transactions and communicating generally regarding the Transactions with brokers, dealers, commercial banks and trust companies (individually, a "Dealer" and collectively, "Dealers") and other persons, including Holders of the Old Notes.

         (a) The Company hereby authorizes you to act as Dealer Managers in connection with the Transactions and, on the basis of the representations, warranties and agreements herein contained and upon the terms and subject to the conditions hereof, you agree to act as Dealer Managers in connection with the Transactions.

         (b) The Company shall furnish or cause the registrar for the Old Notes (the "Registrar") to furnish you, as soon as practicable, with cards or lists or copies thereof showing the names of persons who were the Holders as of the Commencement Date and, to the extent available to the Company, the beneficial owners of Old Notes as of the date or dates specified by you, together with their addresses and the principal amount of the Old Notes held by them. Additionally, the Company shall update or shall cause the Registrar to update such information from time to time during the term of this Agreement as reasonably requested by you. In soliciting exchanges of Old Notes and consents, you shall act as an independent contractor and nothing contained herein shall make you an agent of the Company or any of its affiliates provided, however, that the Company hereby authorizes the Dealer Managers and/or one or more registered brokers or dealers chosen by the Dealer Managers to act as the Company's agent in soliciting exchanges of Old Notes and consents to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing contained in this Agreement shall constitute you a partner or joint venturer with the Company or any of its affiliates.

         (c) The Company authorizes you to use the Transaction Documents in connection with the Transactions, and you agree that you shall not provide any materials to Holders in connection with the Transactions other than the Transaction Documents and such other materials, if any, as the Company may prepare, authorize or approve. The Company agrees that the Dealer Managers shall not have any obligation to cause copies of the Transaction Documents to be transmitted generally to the Holders of the Old Notes.

         (d) Subject to the Company's obligation to comply with all applicable laws and regulations, the Company agrees that any reference to the Dealer Managers in any Transaction Documents or other document or communication is subject to the Dealer Managers' prior written approval, which approval shall not be unreasonably withheld. If either Dealer Manager resigns or its engagement hereunder is terminated prior to the dissemination of the Transaction Documents or any other release or communication, no reference shall be made therein to such Dealer Manager without that Dealer Manager's prior written approval, except as required by applicable law.


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         (e) The Company authorizes the Dealer Managers to communicate with the depositary (the "Depositary") and the information agent (the "Information Agent") designated or retained by the Company in connection with the Transactions and named in the Prospectus.

         (f) The Dealer Managers (a) shall have no liability (in tort, contract or otherwise) to the Company, the Guarantors or any other person for any act or omission on the part of any Dealer (other than the Dealer Managers and their affiliates) and (b) shall have no liability (in tort, contract or otherwise) to the Company, the Guarantors or any other person for any losses, claims, damages or liabilities arising from their own acts or omissions in performing their obligations as a Dealer Manager hereunder or otherwise in connection with the Exchange Offer and Consent Solicitation except, in the case of the losses, claims, damages or liabilities referred to in clause (b) above, to the extent that such losses, claims, damages or liabilities incurred by the Company result from the Dealer Managers' bad faith, gross negligence, willful misconduct or knowing violation of law or breach of contract in performing the services that are the subject of this Agreement. In soliciting or obtaining tenders for exchange, no Dealer shall be deemed to be acting as the Dealer Managers' agent or the agent of the Company, and the Dealer Managers shall not be deemed the agent of the Company, the Guarantors, any Dealer or any other person.

         (g) If the Company and the Dealer Managers mutually agree that the Dealer Managers will provide any other services to the Company, including investment banking and financial advisory services, the Company and the Dealer Managers shall either amend the terms of this Agreement or enter into a separate agreement covering the terms and arrangements of such additional engagement. The Company acknowledges and agrees that it will enter into a separate Underwriting Agreement, by and between the Company, the Guarantors, Bear Stearns and FBR (the "Underwriting Agreement"), in connection with the concurrent public offering of New Notes (the "New Notes Offering"), which Underwriting Agreement shall govern the terms and arrangements of the New Notes Offering.

     3. Compensation for Dealer Managers and Payment of Expenses. In full payment for services rendered and to be rendered hereunder by you, the Company agrees:

         (a) On the Closing Date and subject to such Closing, the Company will pay Bear Stearns and FBR each one-half of a fee equal to the sum of (i) $10.00 per $1,000 principal amount of Old Notes that are tendered for exchange pursuant to the Exchange Offer in the event the Company issues and sells New Notes in the New Notes Offering in an aggregate principal amount of less than $10.0 million,
(ii) $15.00 per $1,000 principal amount of Old Notes that are tendered for exchange pursuant to the Exchange Offer in the event the Company issues and sells New Notes in the New Notes Offering in an aggregate principal amount equal to or greater than $10.0 million but less than $20.0 million; (iii) $20.00 per $1,000 principal amount of Old Notes that are tendered for exchange pursuant to the Exchange Offer in the event the Company issues and sells New Notes in the New Notes Offering in an aggregate principal amount equal to or greater than $20.0 million but less than $25.0 million or (iv) $30.00 per $1,000 principal amount of Old Notes that are tendered for exchange pursuant to the Exchange Offer in the event the Company issues and sells New Notes in the New Notes Offering in an aggregate principal amount equal to or greater than $25.0 million.

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         (b) On the Closing Date and subject to such Closing, the Company shall reimburse you, after receipt of appropriate invoices, for fifty percent (50%) of the total fees, costs and expenses incurred by you relating to or arising out of the Transactions, including the reasonable fees, costs and expenses of your legal counsel in connection with their representation of you in connection herewith and with the Transactions; provided, however, that the Company shall reimburse you for all fees, costs and expenses incurred by you relating to or arising out of the Transactions in the event the Company issues and sells New Notes in the New Notes Offering in an aggregate principal amount of at least $10.0 million. Notwithstanding the foregoing, the Company shall not be required to reimburse you for fees, costs and expenses incurred by you relating to or arising out of the Exchange Offer and Consent Solicitation and the New Notes Offering in an aggregate amount in excess of $500,000. The Company also agrees to pay all other fees, costs and expenses relating to or arising out of the Transactions, the performance of its obligations under this Agreement and the Transaction Documents, including (i) all fees and expenses relating to the preparation, printing and distribution of the Transaction Documents, (ii) the preparation and copying of this Agreement, (iii) the fees and expenses of the Trustee, the Depositary, the Information Agent and any other persons rendering services in connection with the Transactions, (iv) the preparation, execution and qualification under the TIA (as defined herein) of the Supplemental Indenture and the New Indenture and (v) the fees payable to securities brokers or dealers (including you in your capacity as broker dealer, which shall be in addition to the fees and expenses otherwise payable to you pursuant to this
Section 3), commercial banks, trust companies and other nominees as reimbursement for their customary mailing and handling expenses incurred in forwarding the Transaction Documents.

     4. Certain Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, covenant with each of you as follows:

         (a) The Company shall use its reasonable best efforts to cause the Registration Statement to become effective promptly. The Company shall advise you promptly of, without limiting Section 4(b), (i) any request of the SEC or any other governmental or regulatory agency or authority to amend or supplement any Transaction Documents or for additional information with respect thereto and of receipt (whether written or oral) by it (or by any of its officers or attorneys) of any other material communication from the SEC or any other governmental or regulatory agency or authority relating to the Transactions or any Transaction Documents, including, without limitation, any stop order suspending or preventing the use of any Transaction Documents (and if any such request or communication is in writing, the Company shall promptly furnish you with a copy thereof), (ii) the issuance of any restraining order or denial of any application for approval or the initiation or threat of any proceedings, litigation or investigation with respect to the Transactions, the exchange of the Old Notes for New Notes pursuant to the Exchange Offer and receipt of consents pursuant to the Consent Solicitation, the execution and delivery of the Supplemental Indenture by the Company, the delivery and performance of this Agreement by the Company, by or before any governmental or regulatory agency, or any court (and, if in writing, the Company shall promptly furnish you with a copy thereof), (iii) the occurrence of any event which might reasonably be expected to cause the Company to amend, withdraw or terminate the Transactions or which would permit the Company to exercise any right not to exchange Old Notes thereunder, (iv) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which would cause any representation or


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warranty contained in this Agreement to be untrue or inaccurate, (v) any requirement that the Company amend or supplement any filing required by the Exchange Act or any other applicable law and (vi) any other information relating to the Transactions which you may from time to time reasonably request.

         (b) If, during the Transactions and for such period of time thereafter as any Transaction Documents are required by law to be delivered in connection therewith, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of the Dealer Managers, after consultation with their outside counsel, to amend or supplement the Transaction Documents in order that the Transaction Documents will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time such material is delivered, or is to be delivered, to a Holder, or if such amendment or supplement is necessary to comply with applicable law, the Company will (in a form and in substance that shall be reasonably satisfactory to the Dealer Managers) promptly prepare such amendment or supplement as may be necessary so that the Transaction Documents, as so amended or supplemented, do not include such untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time such material is delivered, or is to be delivered, to a Holder and furnish to the Dealer Managers such number of copies as each of the Dealer Managers may reasonably request. The Company agrees to notify the Dealer Managers to suspend use of the Transaction Documents as promptly as practicable after the occurrence of an event specified in the first sentence of this Section 4(b) (without giving effect to the reasonable view of the Dealer Managers), and the Dealer Managers hereby agree upon receipt of such notice from the Company to suspend use of the Transaction Documents until the Company has amended or supplemented the Transaction Documents to correct such misstatement or omission or to effect such compliance.

         (c) The Company will take on a timely basis all actions necessary or legally required in relation to the Exchange Offer and Consent Solicitation and all other actions contemplated by this Agreement and in the Transaction Documents and the Company will take all necessary corporate action to authorize any amendments to or modification of the Transaction Documents.

         (d) The Company shall comply with the applicable provisions of the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder (the "TIA"), in connection with the Transactions.

         (e) The Company shall endeavor, in cooperation with the Dealer Managers, to qualify the New Notes for offering and issuance in connection with the Exchange Offer under the applicable securities or Blue Sky Laws of such jurisdictions as the Dealer Mangers may reasonably request and to maintain such qualifications in effect for such time as may be required for the consummation of the Exchange Offer. In each jurisdiction in which the New Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.


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         (f) The Company shall execute the Supplemental Indenture as soon as practicable after receipt of consents from the Holders of a majority of the principal amount of the outstanding Old Notes.

         (g) The Company will notify you of the time when the Company proposes to commence the Transactions or, after commencement, to extend the Transactions, and immediately upon the commencement of the Transactions. The Company shall advise or cause the Depositary to advise you, upon your request from time to time during the period of, and promptly after the expiration of, the Transactions, as to (i) all the names and addresses of the Holders who have tendered Old Notes for exchange or delivered consents, (ii) the aggregate principal amount of Old Notes tendered for exchange and consents delivered by each Holder and the aggregate principal amount of Old Notes tendered for exchange and consents delivered during the immediately preceding day, indicating the aggregate principal amount of Old Notes tendered for exchange and consents delivered verified to be in proper form for exchange and/or consent, (iii) the aggregate principal amount of tendered Old Notes and/or consents rejected and
(iv) not later than one hour (or as soon as practicable thereafter) following the expiration of the Exchange Offer and Consent Solicitation, of the aggregate principal amount of Old Notes tendered and deposited and consents delivered, indicating the aggregate principal amount of Old Notes and consents verified to be in proper form for tender and exchange and the aggregate principal amount of Old Notes and consents rejected. The Company shall furnish you or cause the Registrar to furnish you such additional information as you may reasonably request from time to time. On the business day following any oral communication regarding the above information, the Company shall furnish or cause the Registrar to furnish to you a written report confirming the above information that has been communicated orally.

         (h) The Company agrees that, within a reasonable time prior to filing, using or permitting the use of any Transaction Documents, it shall submit copies of such documents to you and will not use any, and will not at any time file any, Transaction Documents, or any amendment or supplement thereto, or make any amendment or supplement to any of the Transaction Documents of which you shall not have been advised previously and furnished a copy a reasonable time prior to its filing or use or to which you or your counsel shall have reasonably objected.

         (i) The Company will furnish to you, without charge, such number of copies of the Transaction Documents as you may reasonably request.

         (j) The Company will not commence the distribution of the Transaction Documents unless the conditions set forth in Section 6 hereof with respect to the commencement of the Transactions shall have been satisfied and complied with prior to or concurrently with the commencement of such delivery.

         (k) The Company will promptly deliver New Notes in exchange for Old Notes exchanged pursuant to the Exchange Offer and consents delivered pursuant to the Consent Solicitation and any cash payment required in connection therewith in accordance with the terms and subject to the conditions set forth in the Transaction Documents.

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         (l) The Company will not voluntarily claim, and will resist actively any attempts to claim, the benefit of any usury laws against the holders of any New Notes.

         (m) The Company shall comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the New Notes by DTC for "book-entry" transfer.

     5. Representations and Warranties of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent and warrant to and agree with each of you that, except as otherwise provided, as of the date hereof, as of the Commencement Date and on the Closing Date:

         (a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has all the necessary corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus, to enter into and perform its obligations hereunder and to consummate the Transactions contemplated hereby and in the Transaction Documents and the Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the Exchange Offer and Consent Solicitation, the issuance of New Notes pursuant to the Exchange Offer, and the solicitation of consents pursuant to the Consent Solicitation. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not (x) have a material adverse effect on the condition (financial or otherwise), or on the results of operations, business or business prospects of the Company and its subsidiaries considered as one enterprise or (y) interfere with, adversely affect or in any manner question the validity of the issuance of the New Notes, the execution and delivery by the Company of the New Indenture or any of the other Transactions contemplated by this Agreement and the Transaction Documents (each a "Material Adverse Effect").

         (b) (i) The Transaction Documents do, and at all times during the Transactions will, comply in all material respects with all applicable provisions of the Securities Act, the Exchange Act and the TIA; and (ii) the Transaction Documents, as amended or supplemented, do not, and at all times during the Transactions will not, contain any untrue statement of a material fact or omit a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, provided that this representation and warranty does not apply to statements or omissions made solely in reliance upon and conformity with information concerning the Dealer Managers furnished in writing by the Dealer Managers to the Company expressly for use in the Transaction Documents.

         (c) The Incorporated Documents, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of the Incorporated


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Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Managers expressly for use therein.

         (d) The representations and warranties contained in the Underwriting Agreement in connection with the New Notes Offering will be true and correct in all material respects as of the date of the Underwriting Agreement and as of the Closing Date and are hereby incorporated by reference herein as if fully set forth herein as of such dates.

         (e) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and, assuming the due authorization, execution and delivery of this Agreement by you, constitutes a valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (f) The Company has all of the requisite corporate power and authority to execute, deliver and perform its obligations under the Supplemental Indenture. The Company has taken all necessary corporate action to authorize the execution and delivery of the Supplemental Indenture. The Supplemental Indenture when executed and delivered by the Company and the Trustee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Supplemental Indenture and the Proposed Amendments will conform in all material respects to the description thereof contained in the Prospectus. At the Expiration Date, the Supplemental Indenture will have been duly qualified under the TIA, if required thereby.

         (g) The Company and the Guarantors have all of the requisite corporate power and authority to execute, deliver and perform their respective obligations under the New Indenture. The Company and the Guarantors have taken all necessary corporate action to authorize the execution and delivery of the New Indenture. The New Indenture when executed and delivered by the Company, the Guarantors and the Trustee will constitute a valid and binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except as enforceability thereof may be limited by bankruptcy,


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insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). The New Indenture will conform in all material respects to the description thereof contained in the Prospectus.

         (h) The New Notes have been duly and validly authorized by the Company, and have been duly and validly authorized for issuance pursuant to the Exchange Offer and, when issued and authenticated in accordance with the terms of the New Indenture and delivered against payment therefor in accordance with the terms of the Exchange Offer, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the New Indenture, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). The New Notes will conform in all material respects to the description thereof contained in the Prospectus.

         (i) The Guarantees of the New Notes have been duly and validly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the New Indenture and when the New Notes have been issued and authenticated in accordance with the terms of the New Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the New Indenture, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantees will conform in all material respects to the description thereof contained in the Prospectus.

         (j) The Company is not now, nor will it be after the consummation of the Transactions, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (k) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have, singly or in the aggregate, a Material Adverse Effect.


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         (l) The Company is not, nor will it be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the Transactions, (i) insolvent, (ii) possessed of or (after giving effect to such issuance) left with unreasonably small capital with which to engage in its anticipated businesses, (iii) incurring debts beyond its ability to pay such debts as they mature or (iv) having a judgment or judgments for monetary damages, docketed against it or its subsidiaries, which judgment or judgments, after final judgment, are unsatisfied.

         (m) Since the respective dates as of which information is given in the Transaction Documents, except as otherwise specifically stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (a "Material Adverse Change").

         (n) Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, the effect of which violation or default in performance or observance described in clause (ii) above, singly or in the aggregate, would have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Transaction Documents, the execution and delivery of the Supplemental Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or violate any applicable law, administrative regulation or administrative or court decree, in each case, the effect of which conflict, breach, default, lien, charge, encumbrance or violation, singly or in the aggregate, would have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries.

         (o) Except as specifically described in or incorporated by reference in the Transaction Documents, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which would, singly or in the aggregate, have a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not specifically described in or incorporated by reference in the Transaction Documents, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company and its subsidiaries considered as one enterprise; and there have been no material developments with respect to any action, suit or proceeding, whether or not such action, suit or proceeding is described in or incorporated by reference in the Transaction Documents, which, singly or in the aggregate, would have a Material Adverse Effect.

         (p) No authorization, approval or consent of, notification to, or filing with, any court or governmental authority or agency, and no consent of any third party, is necessary or required in connection with the exchange of the Old Notes pursuant to the Exchange Offer, the solicitation of consents pursuant to the Consent Solicitation or the execution and delivery of the Supplemental Indenture, except those already obtained or made or those described in the Transaction Documents or this Agreement.

         (q) The accountants who certified the financial statements of the Company included or incorporated by reference in the Transaction Documents are independent public accountants as required by the Exchange Act.

         (r) The financial information included in or incorporated by reference in the Transaction Documents present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise specifically stated in or incorporated by reference in the Transaction Documents, said financial information have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

         (s) Except as disclosed in the Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the Exchange Offer, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof.

         (t) The conditions for use of Form S-4, as set forth in the General Instructions thereto, have been satisfied.

         (u) There are no contracts or other documents, which are required to be described in the Prospectus or filed as exhibits to the Registration Statement or the Prospectus by the Securities Act and which have not been so described or filed.

         (v) The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company and the Guarantors believe are reliable and accurate.

         (w) Under the laws of the State of Delaware in effect as of the date of the Prospectus, payments made under the New Notes will be exempt from any Delaware withholding taxes and all other taxes imposed by the State of Delaware and no capital gains, income or withholding taxes and no stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Dealer Managers to any governmental body in the United States or the State of Delaware in connection with the issuance and delivery by the Company of the New Notes in the Exchange Offer, other than income tax imposed by the United States or the State of Delaware on the income of the Dealer Managers if their net income is otherwise subject to tax by such jurisdictions, and other than documentary stamp taxes payable upon the issuance of the New Notes.

     The representations and warranties set forth in this Section 5 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any indemnified party referred to in Section 7, (ii) any termination of this Agreement or otherwise.

     Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to you or your counsel pursuant to this Agreement or the Transactions contemplated hereby shall be deemed a representation and warranty by the Company to you as to the matters covered thereby.

     6. Conditions of Dealer Managers' Obligations. Your obligations to act and to continue to act (as the case may be) as Dealer Manager shall be subject to the accuracy, in all material respects, of the representations and warranties of the Company contained herein as of the Commencement Date and as of the Closing Date as if made on and as of such date, to the accuracy, in all material respects, of statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company, in all material respects, of its covenants and agreements hereunder and to the following additional conditions:

         (a) The Company shall deliver or cause to be delivered to the Dealer Managers by no later than the Commencement Date, the Prospectus and any other Transaction Document requested by the Dealer Managers, in form and substance reasonably acceptable to the Dealer Managers;

         (b) The Registration Statement shall have become effective not later the Commencement Date, the Prospectus shall have been filed with the SEC in a timely fashion in accordance with Section 4(a) hereof and a form of the Prospectus containing information relating to the Exchange Offer and Consent Solicitation and the method of distribution and similar matters shall have been filed with the SEC pursuant to Rule 424(b) within the applicable time period, if required; and, at or prior to Commencement Date and the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the SEC.

         (c) There shall not have been any injunction or other order of any court or governmental regulatory authority against the Company or against you relating to your acting in your capacity as Dealer Managers with respect to the Transactions or in any other capacity in respect of the Transactions.

         (d) The proceedings taken at or prior to the Closing Date in connection with the Transactions shall be in form and substance reasonably satisfactory to you and your counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request in order to evidence the accuracy and completeness in all material respects of any of the representations or warranties of the Company, the performance in all material respects of any covenants of the Company theretofore to be performed, or the compliance with any of the conditions herein contained

         (e) On the Commencement Date and on the Closing Date, the Transaction Documents, as they may then be amended and supplemented, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) (i) On the Commencement Date, you shall have received, dated as of the Commencement Date, the opinion of Ledgewood Law Firm, P.C., counsel for the Company, substantially in the form of Exhibit A hereto in form and substance reasonably satisfactory to you and (ii) on the Closing Date, you shall have received, dated as of the Closing Date, the opinion of Ledgewood Law Firm, P.C., counsel for the Company, substantially in the form of Exhibit B hereto in form and substance reasonably satisfactory to you.

         (g) On the Closing Date, the Dealer Managers shall have received a certificate of the Chairman or the President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no Material Adverse Change, (ii) the representations and warranties herein are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, after giving effect to the consummation of the Transactions and (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

     7. Indemnification.

         (a) The Company and the Guarantors shall indemnify and hold harmless each Dealer Manager and each person, if any, who controls any Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses as incurred (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Transaction Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, in the case of the Prospectus in the light of the circumstances in which they were made, or necessary to make the statements therein not misleading; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company and the Guarantors by or on behalf of any Dealer Manager expressly for use therein. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have, including but not limited to other liability under this Agreement.

         (b) Promptly after receipt by an indemnified party of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded based upon advice from its counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and the Guarantors and any counsel designated by the Company and the Guarantors. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this
Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

     8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Guarantors and the Dealer Managers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Guarantors, any contribution received by the Company and the Guarantors from persons, other than the Dealer Managers, who may also be liable for contribution, including persons who control the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company and the Guarantors who signed the Registration Statement and directors of the Company and the Guarantors) as incurred to which the Company, the Guarantors and the Dealer Managers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Guarantors and the Dealer Managers from the Exchange Offer and Consent Solicitation or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Guarantors and the Dealer Managers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of each of the Company and the Guarantors and of the Dealer Managers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or the Dealer Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 8,
(i) no Dealer Manager shall be required to contribute any amount in excess of the amount of fees received by such Dealer Manager and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls a Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Dealer Manager, and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company and the Guarantors who shall have signed the Registration Statement and each director of the Company and the Guarantors shall have the same rights to contribution as the Company and the Guarantors, as applicable, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8, to the extent that such party is not materially prejudiced as a result of such failure to notify, or otherwise. The obligations of the Dealer Managers to contribute pursuant to this Section 8 are several and not joint.

     9. Termination.

         (a) This Agreement may be terminated by the Dealer Managers at any time upon notice to the Company and the Guarantors if: (i) any of the conditions specified in Section 6 hereof shall not have been fulfilled at the time they are required to be fulfilled by such Section 6; (ii) the Company shall mail or propose to mail any amendment or supplement to the Transaction Documents to which you shall reasonably object or which shall be reasonably disapproved by your counsel; (iii) at any time prior to the Closing, the Exchange Offer and Consent Solicitation are terminated or withdrawn by the Company for any reason;
(iv) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Transaction Documents, any Material Adverse Change; (v) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Dealer Managers will in the immediate future materially disrupt, the market for the Company's securities or securities in general; (vi) trading on The New York Stock Exchange ("the NYSE") or The NASDAQ National Market (the "NASDAQ") shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or the NASDAQ or by order of the SEC or any other governmental authority having jurisdiction; (vii) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; (viii) from and after the date of this Agreement,
(A) any downgrading shall have occurred in the Company's corporate credit rating or the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), and (B) or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities; (ix) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or if there shall have been any other calamity or crisis or any change in political, financial or economic conditions that, in the judgment of the Dealer Managers, is material and adverse or (x) the original Expiration Date is extended for more than sixty days from such original Expiration Date.

         (b) This Agreement may be terminated by the Company upon written notice to the Dealer Managers.

         (c) Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 7 and 8 hereof; provided, however, that, if the Closing of the Transactions contemplated herein or a substantially similar transaction occurs within three months of the termination of this Agreement, the Company shall pay to the Dealer Managers fees in accordance with those described in Section 3(a) hereof.

     10. Information Supplied by the Dealer Managers. The statements set forth under the heading "The Exchange Offer and Consent Solicitation - Dealer Managers" in the Prospectus constitute the only information furnished by the Dealer Managers to the Company for the purposes of Sections 5 and 7 hereof. The Dealer Managers confirm that such statements are correct.

     11. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be mailed or delivered (a) to the Company at:

                           Resource America, Inc.
                           1845 Walnut Street
                           Philadelphia, PA  19103
                           Attention: Michael Yecies, Esq.

with a copy to:

                           Ledgewood Law Firm, P.C.
                           1521 Locust Street, Suite 800
                           Philadelphia, PA  19102
                           Attention:  Lisa A. Ernst, Esq.

or (b) to the Dealer Managers at:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue
                           New York, New York 10179
                           Attention: John C. Maguire, Senior Managing Director
                                      Global Liability Management Group

                           Friedman, Billings, Ramsey & Co., Inc.
                           1001 Nineteenth Street North
                           Arlington, Virginia 22209
                           Attention: Patrick Keeley
                                      Senior Managing Director

with a copy to:

                           Latham & Watkins LLP
                           885 Third Avenue, Suite 1000
                           New York, New York 10022
                           Attention:  Marc D. Jaffe, Esq.

Any notice given hereunder may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

     12. Securities Positions. The Company acknowledges that it has no objection to the fact that, in the course of trading activities, the Dealer Managers may from time to time have positions in, and buy and sell securities of the Company and its affiliates.

     13. Tombstone. The Company acknowledge that, after the Closing, the Dealer Managers may place an announcement in such newspapers and periodicals as it may choose, at its own cost, stating that they acted as dealer manager to the Company in connection with the Transactions.

     14. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and its officers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers and directors or the Dealer Managers or any of their directors, officers, employees or agents or any controlling person referred to in Section 7 hereof, and (ii) consummation of the Transactions. The respective agreements, covenants, indemnities and other statements set forth in Sections 5, 7 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     15. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     17. Successors. This Agreement is made solely for the benefit of the Dealer Managers and the Company and the Guarantors and, to the extent expressed, the indemnified parties and their executors, administrators, successors and assigns, and no other persons shall acquire or have any right under or by virtue of this Agreement.

     18. Amendment. This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

     19. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements or understandings relating to such subject matter.

     20. Severability. In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision hereof, which shall remain in full force and effect.

                            [Signature page follows]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Dealer Managers and the Company in accordance with its terms.

                                      Very truly yours,

                                      RESOURCE AMERICA, INC.




                                      By:_______________________________________
                                         Name:
                                         Title:

                                      [GUARANTORS]


Confirmed and accepted as of
the date first above written:


BEAR, STEARNS & CO. INC.

By:______________________________
   Name:
   Title:


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

By:______________________________
   Name:
   Title:

                                                                       Exhibit A


                      FORM OF OPINION OF COMPANY'S COUNSEL
                   TO BE DELIVERED PURSUANT TO SECTION 6(d)(i)


         (a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Delaware, has all the necessary corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus, to enter into and perform its obligations under the Exchange Offer and Consent Solicitation and to consummate the transactions contemplated thereby and the Company has taken all necessary corporate action to authorize the Exchange Offer and the Consent Solicitation and the issuance of New Notes pursuant to the Exchange Offer and the solicitation of consents pursuant to the Consent Solicitation. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a Material Adverse Effect.

         (b) The Registration Statement, as of the date it was declared effective, complied as to form in all material respects with all applicable provisions of the Securities Act, the Exchange Act and the TIA, provided, however, that counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of factual statements or statements of intent contained therein.

         (c) Each Incorporated Document, as of its respective filing date, as the case may be, complied as to form in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, provided, however, that counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of factual statements or statements of intent contained therein.

         (d) The Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantors and, assuming the due authorization, execution and delivery of the Agreement by you, constitutes a valid and binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except (i) as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) as enforceability thereof may be limited by law or court decisions of provisions providing for the indemnification of or contribution to a Dealer Manager in respect of an exchange of securities as may be contrary to public policy.

         (e) The New Indenture has been duly and validly authorized by the Company and each of the Guarantors and when executed and delivered in accordance with the terms of the Exchange Offer will be the valid and binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). The New Indenture conforms in all material respects to the description thereof contained in the Prospectus.

         (f) The New Notes have been duly and validly authorized by the Company, and have been duly and validly authorized for issuance pursuant to the Exchange Offer and, when executed, issued and authenticated in accordance with the terms of the New Indenture and delivered to you against the receipt of the Old Notes therefor in accordance with the terms of the Exchange Offer, will be the valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the New Indenture, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). The New Notes conform in all material respects to the description thereof contained in the Prospectus.

         (g) The Guarantees of the New Notes have been duly and validly authorized by each of the Guarantors and, when executed and delivered in accordance with the terms of the New Indenture and when the New Notes have been executed, issued and authenticated in accordance with the terms of the Exchange Offer and the New Indenture and delivered against the receipt of the Old Notes therefor in accordance with the terms of the Exchange Offer, will be the valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the New Indenture, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantees conform in all material respects to the description thereof contained in the Prospectus.

         (h) The Supplemental Indenture has been duly and validly authorized by the Company and when executed and delivered in accordance with the terms of the Exchange Offer will be the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Supplemental Indenture and the Proposed Amendments conform in all material respects to the description thereof contained in the Prospectus.

         (i) The Company is not now, nor after the Exchange Offer will it be, an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (j) To the best of counsel's knowledge, neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, the effect of which violation or default in performance or observance, singly or in the aggregate, in the case of clause (ii) above, would have a Material Adverse Effect; and the execution, delivery and performance of the Agreement and the Exchange Offer and Consent Solicitation and the consummation of the transactions contemplated therein have been duly authorized by all necessary corporate action on the part of the Company and the Guarantors and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or violate any applicable law, administrative regulation or administrative or court decree, in each case, the effect of which conflict, breach, default, lien, charge, encumbrance or violation, singly or in the aggregate, would have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of the Guarantors.

         (k) No authorization, approval or consent of, notification to, or filing with, any court or governmental authority or agency, and no consent of any third party, is necessary or required in connection with the issuance of the New Notes pursuant to the Exchange Offer or the solicitation of consents pursuant to the Consent Solicitation or the execution and delivery of the Supplemental Indenture or the New Indenture, except (i) those already obtained or made; (ii) those required under any state securities or blue sky laws or
(iii) those described in the Transaction Documents.

         (l) The Registration Statement has become effective under the Securities Act. To the best of counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the SEC. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in accordance with Rule 424 under the Securities Act.

         (m) The New Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

         (n) The statements in the Prospectus under the heading "Certain U.S. Federal Income Tax Consequences" insofar as such statements constitute statement of or summaries of matters of United States Federal tax consequences to holders of New Notes, provide a fair and accurate summary of such consequences under current law.

         In addition, such opinion shall state that such counsel has participated in the preparation of the Registration Statement, including the Incorporated Documents, and in conferences with officers and other representatives of the Company, and representatives and counsel of the Dealer Managers at which the contents of the Registration Statement and related matters were discussed and, although such counsel need not undertake to determine independently nor pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of and subject to the foregoing, no facts have come to the attention of such counsel to lead such counsel to believe that the Registration Statement, including the Incorporated Documents (except for the financial statements, notes or schedules thereto and other financial data included therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, or that the Prospectus, including the Incorporated Documents, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit B


                      FORM OF OPINION OF COMPANY'S COUNSEL
                  TO BE DELIVERED PURSUANT TO SECTION 6(d)(ii)


         (a) The New Indenture has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors and is the valid and binding obligation of the Company and each of the Guarantors, enforceable against each of them in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) The New Notes have been duly and validly authorized by the Company, and have been duly and validly authorized for issuance pursuant to the Exchange Offer and are the valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the New Indenture, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (c) The Guarantees of the New Notes have been duly and validly authorized by each of the Guarantors and are the valid and binding obligations of each of the Guarantors, enforceable against each of them in accordance with their terms and entitled to the benefits of the New Indenture, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (d) The Supplemental Indenture has been duly and validly authorized, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (e) In addition, such opinion shall state that such counsel has participated in the preparation of the Registration Statement, including the Incorporated Documents, and in conferences with officers and other representatives of the Company, and representatives and counsel of the Dealer Managers at which the contents of the Registration Statement and related matters were discussed and, although such counsel need not undertake to determine independently nor pass upon or assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement, on the basis of and subject to the foregoing, no facts have come to the attention of such counsel to lead such counsel to believe that the Registration Statement, including the Incorporated Documents (except for the financial statements, notes or schedules thereto and other financial data included therein), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, or that the Prospectus, including the Incorporated Documents, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.












                                      B-2